UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 26, 2026

Alerus Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39036	45-0375407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Demers Avenue
Grand Forks, North Dakota 58201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (701) 795-3200

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	ALRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.         Other Events.

Dividend Declaration

On August 27, 2026, Alerus Financial Corporation (the “Company”) announced that its Board of Directors (the “Board”) declared a cash dividend of $0.22 per share of its common stock. The dividend is payable on October 9, 2026, to stockholders of record on September 25, 2026. A copy of the press release announcing the dividend is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Stock Repurchase Program

On August 26, 2026, the Board approved a new stock repurchase program (the “New Stock Repurchase Program”) which authorizes the Company to repurchase up to 1,250,000 shares of its common stock, subject to certain limitations and conditions. This New Stock Repurchase Program will automatically become effective upon the earlier of: (i) the repurchase by the Company of the full 1,000,000 shares of common stock authorized for repurchase under the Company’s existing stock repurchase program which was originally announced on December 14, 2023 and became effective on February 18, 2024 (the “Prior Stock Repurchase Program”); or (ii) the expiration or earlier termination of the Prior Stock Purchase Program (the “Transition Date”), and will expire on August 26, 2029. Effective as of the Transition Date, the Prior Stock Repurchase Program will automatically terminate, to the extent it has not previously expired or terminated, and be replaced and superseded in its entirety by the New Stock Repurchase Program. Under the Prior Stock Repurchase Program approximately 320,033 shares of Company common stock remained authorized for repurchase as of August 26, 2026. The Prior Stock Repurchase Program is currently scheduled to expire on February 18, 2027.

Under the New Stock Repurchase Program, the Company may repurchase shares of its common stock from time to time in open market transactions in accordance with the limitations set forth in Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable legal requirements. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 of the Exchange Act, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions.

The New Stock Repurchase Program does not obligate the Company to repurchase any shares of its common stock and there is no assurance that the Company will do so. The extent to which the Company repurchases its shares of common stock, and the timing of such repurchases, will depend upon a variety of factors, including general market and economic conditions, regulatory requirements, availability of funds, and other relevant considerations, as determined by the Company. The Company may, in its discretion, begin, suspend, or terminate repurchases at any time prior to the New Stock Repurchase Program’s expiration, without any prior notice.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Alerus Financial Corporation dated August 27, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2026	Alerus Financial Corporation

	By:	/s/ Katie A. Lorenson
	Name:	Katie A. Lorenson
	Title:	President and Chief Executive Officer